Exhibit 99.1

          Payless ShoeSource Reports February Same-Store Sales Results

    TOPEKA, Kan., March 4 /PRNewswire-FirstCall/ -- Payless ShoeSource, Inc. (NYSE: PSS) today reported that same-store sales decreased 2.9% percent during the February reporting period, the four weeks ended February 28, 2004.
    Company sales totaled $171.8 million, a 2.0 percent decrease from $175.3 million during fiscal February of last year.
    Sales were as follows (unaudited):


              FEBRUARY SALES (DOLLARS IN MILLIONS)
    Fiscal       Fiscal         Percent        Same-Store Sales**
     2004*        2003         Increase/             Percent
                             (Decrease)       Increase/(Decrease)

    $171.8       $175.3         (2.0)%               (2.9)%

    * Effective with the end of 2003, the fiscal year for operations in the company's Latin American region will be based on a December 31 year-end. Therefore, beginning in February 2004, stores in the company's Latin American region (208 stores) are included in total company results on a one-month lag relative to results from other regions.

    ** Same-store sales represent sales of those stores in the United States, Canada, Puerto Rico, Guam and Saipan that were open during both periods. Beginning in 2004, same-store sales excludes stores in the company's Latin American region.


    The competitive environment has been highly promotional since the beginning of the second quarter last year, and Payless intends to continue to defend its market share. Specific company initiatives to improve performance in 2004 include:

    -- Continued commitment to executing the company's merchandise authority strategy, building on the progress made last year, delivering value to customers through merchandise that is right, distinctive and targeted for Payless customers;
    -- Tighter inventory control, reacting more quickly to changes in consumer demand, to reduce the need for markdowns;
    -- More focused marketing with complete alignment of messages -- using the company's stores as the lead marketing communication vehicle; and, -- Training store associates to use key service behaviors, identified to impact conversion, in their interactions with customers.

    Consistent with previous statements made by the company, management believes that these actions, combined with continuing efforts to reduce product cost, can contribute to gross margin improvement in 2004, and has indicated a target of 30% gross margin for the year. The company has not released any targets or guidance for sales, SG&A expenses, or earnings for 2004, consistent with company policy.
    Payless ShoeSource, Inc. is the largest family footwear retailer in the Western Hemisphere. The company operates a total of 5,052 stores offering quality family footwear and accessories at affordable prices. In addition, customers can buy shoes over the Internet through Payless.com(SM), at www.payless.com .

    This release contains forward-looking statements relating to anticipated financial performance. A variety of known and unknown risks and uncertainties and other factors could cause actual results and expectations to differ materially from the anticipated results or expectations. Please refer to the company's 2002 Annual Report, Form 10-K for the fiscal year ended February 1, 2003, and our Form 10-Q for the third quarter ended November 1, 2003 for more information on these and other risk factors that could cause actual results to differ. The company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

    For additional information regarding February 2004 sales performance, please call the Payless ShoeSource Investor Relations phone line at 1-800-626-3204. Select submenu 1, option 2. Or, visit our Investor Relations website at www.paylessinfo.com .

SOURCE  Payless ShoeSource, Inc.
    -0-                             03/04/2004
    /CONTACT: Timothy J. Reid of Payless ShoeSource, Inc., +1-785-295-6695/ /First Call Analyst: /
    /FCMN Contact: /
    /Company News On-Call: http://www.prnewswire.com/comp/136152.html / /Web site: http://www.paylessinfo.com /
    (PSS)

CO:  Payless ShoeSource, Inc.
ST:  Kansas
IN:  REA
SU:  SLS